SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 6, 2003

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events

Petroleum Development Corporation Announces the Passing of Dale G Rettinger, Executive Vice President. Darwin L. Stump, the Company's controller, has been named as acting CFO. The news release is filed herewith as Exhibit 99 and incorporated herein by reference.

EXHIBIT INDEX

The press release of Petroleum Development Corporation, dated October 6, 2003 announcing the passing of Dale G Rettinger, Executive Vice President, and the appointment of Darwin L. Stump, the Company's Controller as acting CFO. The news release is filed herewith as Exhibit 99 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date October 6, 2003

By  /s/ James N. Ryan

        James N. Ryan